EXHIBIT 10.4

FIRST AMENDMENT

TO

TERM LOAN CREDIT AGREEMENT

dated as of

April 1, 2005

among

XTO ENERGY INC.,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “First Amendment”) dated as of April 1, 2005, is among XTO ENERGY INC., a Delaware corporation (the “Borrower”); BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Term Loan Credit Agreement dated as of November 10, 2004 (the “Credit Agreement”), pursuant to which the Lenders have made certain term loans to the Borrower.

B. The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this First Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.01.

(a) The definition of “Agreement” is hereby amended in its entirety to read as follows:

“Agreement” means this Term Loan Credit Agreement, as amended by the First Amendment, as the same may from time to time be amended, modified, restated, or replaced from time to time.

(b) The definition of “Permitted Encumbrances” is hereby amended by deleting clause (k) thereof and renumbering clauses (l), (m), (n) and (o) thereof to be clauses (k), (l), (m) and (n) thereof, respectively.

(c) The definition of “Permitted Investments” is hereby amended by deleting the reference to “5%” in clause (c) thereof and replacing it with “10%”; deleting the reference to “$500,000,000” in clause (g) thereof and replacing it with “$1,000,000,000”; deleting the reference to “$50,000,000” in clause (h) thereof and replacing it with “$100,000,000”; and deleting the reference to “$2,000,000” in clause (i) thereof and replacing it with “$4,000,000”.

(d) The definition of “Total Debt” is hereby amended in its entirety to read as follows:

“Total Debt” means as of any date of determination, all Indebtedness (without duplication) of the Borrower and the Restricted Subsidiaries on a consolidated basis (including any Indebtedness proposed to be incurred on such date of determination and excluding (i) all Indebtedness to be paid on such date of determination with the proceeds thereof, (ii) any contingent Indebtedness described in clause (g) of the definition of Indebtedness herein to the extent the aggregate amount of all such Indebtedness is $500,000,000 or less and provided that the letters of credit or letters of guaranty described in clause (g) of such definition only secure performance obligations of the Borrower and its Subsidiaries (and for the avoidance of doubt, not Indebtedness) and (iii) any Indebtedness of an Oil and Gas Royalty Trust/MLP that is attributable to a Restricted Subsidiary of the Borrower solely because such Subsidiary is the general partner of such Oil and Gas Royalty Trust/MLP).

(e) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Affected Tranches” has the meaning set forth in Section 2.20.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets after deducting therefrom: (a) all current liabilities excluding: (i) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) current maturities of long-term debt; and (b) the amount, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of the Borrower for its most recently completed fiscal quarter, prepared in accordance with GAAP.

“First Amendment” means the First Amendment to Term Loan Credit Agreement dated as of April 1, 2005 among the Borrower and the Lenders party thereto.

2.2 Amendment to Article II. Article II is hereby amended by adding the following Section 2.20 thereto:

“Section 2.20. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to maintain Eurodollar Tranches either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to covert ABR Tranches into Eurodollar Tranches shall be suspended (the “Affected Tranches”) until such time as such Lender may again maintain Eurodollar Tranches and (b) if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Tranches of such Lender then outstanding shall be automatically converted into ABR Tranches on the date specified by such Lender in such notice) and, to the extent that Affected Tranches are so converted into ABR Tranches, all payments of principal which

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would otherwise be applied to such Lender’s Affected Tranches shall be applied instead to its ABR Tranches.”

2.3 Amendment to Section 5.02(d). Section 5.02(d) is hereby amended in its entirety to read as follows:

“(d) any other event, development or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.”

2.4 Amendment to Section 6.02. Section 6.02 is hereby amended in its entirety to read as follows:

“Section 6.02 Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any accounts receivable or rights in respect of any thereof, except:

(a) Permitted Encumbrances and Liens listed on Schedule 6.02;

(b) any Lien on any property or asset existing prior to the acquisition thereof by the Borrower or any Subsidiary or on any property or asset of any Person that becomes a Subsidiary after the date hereof existing prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c) Liens created in connection with the purchase, acquisition, development, construction or improvement by the Borrower or any Restricted Subsidiary of fixed or capital assets; provided that (i) such Liens secure Indebtedness permitted by Section 6.01 and all Indebtedness secured by Liens permitted by this Section 6.02(c) and Section 6.02(d) does not exceed $100,000,000 in the aggregate outstanding at any time, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such purchase or acquisition or the completion of such development, construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of purchasing, acquiring, developing, constructing or improving such fixed or capital assets, and (iv) such Liens shall not apply to any property or assets of the Borrower or any Restricted Subsidiary other than such fixed or capital assets so purchased, acquired, developed, constructed or improved and other fixed or capital assets that are developed or improved thereby or otherwise reasonably related thereto (in the good faith determination of the Borrower) and working capital assets related thereto (including but not limited to revenue from, and insurance, condemnation, sale and other proceeds of, any such fixed or capital assets); and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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(d) Liens securing Synthetic Lease Obligations, provided that the aggregate principal amount of such obligations and the amount of Indebtedness outstanding and secured under Section 6.02(c) shall not exceed $100,000,000;

(e) Liens securing obligations owing under this Agreement; and

(f) Liens on Property securing Indebtedness not otherwise permitted by the foregoing clauses of this Section 6.02; provided that the aggregate principal amount of all Indebtedness outstanding secured by Liens permitted under this Section 6.02(f) shall not exceed 10% of Consolidated Net Tangible Assets at any time.”

2.5 Amendment to Article VII. Clause (k) of Article VII is hereby amended by deleting the reference to “$50,000,000” in the second line thereof and replacing it with “$75,000,000”.

Section 3. Conditions Precedent. This First Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02(b) of the Credit Agreement) (the “Effective Date”):

3.1 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable, if any, in connection with this First Amendment on or prior to the Effective Date.

3.2 The Administrative Agent shall have received from the Lenders and the Borrower, counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

3.3 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.4 No Default shall have occurred and be continuing, after giving effect to the terms of this First Amendment.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in

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which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since November 10, 2004, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Loan Document. This First Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

4.4 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 NO ORAL AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6 GOVERNING LAW. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

[SIGNATURES BEGIN NEXT PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

BORROWER:	XTO ENERGY INC.

	By:	/S/ BRENT W. CLUM
Brent W. Clum Vice President & Treasurer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as a Lender and as Administrative Agent

	By:	/S/ RONALD E. MCKAIG
Ronald E. McKaig Senior Vice President

SYNDICATION AGENT & LENDER:	BNP PARIBAS

	By:	/S/ DAVID DODD
David Dodd Director

By:	/S/ BETSY JOCHER
Betsy Jocher Vice President

CO-DOCUMENTATION AGENT & LENDER:	CITIBANK, N.A.

	By:	/S/ JORONNE JETER
Joronne Jeter Attorney-in-Fact

CO-DOCUMENTATION AGENT & LENDER:	HARRIS NESBITT FINANCING, INC.

	By:	/S/ JAMES V. DUCOTE
James V. Ducote Vice President

CO-DOCUMENTATION AGENT & LENDER:	WACHOVIA BANK, NATIONAL ASSOCIATION

	By:	/S/ ROTCHER WATKINS
Rotcher Watkins Managing Director

LENDER:	THE BANK OF TOKYO-MITSUBISHI, LTD., HOUSTON AGENCY

	By:	/S/ JOHN W. MCGHEE
John W. McGhee Vice President & Manager

LENDER:	CALYON NEW YORK BRANCH

	By:	/S/ OLIVIER AUDERNARD
Olivier Audernard Managing Director

By:	/S/ ATTILA COACH
Attila Coach Managing Director

LENDER:	FORTIS CAPITAL CORP.

	By:	/S/ DEIRDRE SANBORN
Deirdre Sanborn Vice President

By:	/S/ DARRELL HOLLEY
Darrell Holley Managing Director

LENDER:	THE ROYAL BANK OF SCOTLAND plc

	By:	/S/ KEITH JOHNSON
Keith Johnson Senior Vice President

LENDER:	SUNTRUST BANK

	By:	/S/ SEAN ROCHE
Sean Roche Vice President

LENDER:	UBS LOAN FINANCE LLC

	By:	/S/ EDWARD CRIPPS
Edward Cripps Director Banking Products Services, US

By:	/S/ WILFRED V. SAINT
Wilfred V. Saint Director Banking Products Services, US

LENDER:	UFJ BANK LIMITED

	By:	/S/ CLYDE L. REDFORD
Clyde L. Redford Senior Vice President

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/S/ MARK E. THOMPSON
Mark E. Thompson Vice President

LENDER:	WELLS FARGO BANK, N.A.

	By:	/S/ CHARLES D. KIRKHAM
Charles D. Kirkham Vice President

LENDER:	COMERICA BANK

	By:	/S/ MICHELE L. JONES
Michele L. Jones Senior Vice President

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